Exhibit 99.1

Symyx Reports Second Quarter 2007 Results

—Maintains 2007 Full Year Outlook from Operations of $(0.04) to $0.06—

—Proceeds from Sale of Symyx’s Interest in Ilypsa to Add Approximately $0.70 Per
Share to 2007 Earnings—

Santa Clara, CA, July 25, 2007 – Symyx Technologies, Inc. (Nasdaq: SMMX) today announced financial results for its second quarter ended June 30, 2007.

Second quarter 2007 financial highlights included:

•                  Revenue of $25.6 million

•                  Net loss of $1.5 million, or $0.04 per share, including non-cash amortization of $0.02 per share and stock-based compensation expenses of $0.02 per share

•                  Cash, cash-equivalents and marketable securities increased $2.7 million to $152.7 million since the end of 2006

Also during the second quarter, Isy Goldwasser was elected chief executive officer and joined Symyx’s board of directors. Subsequent to the quarter’s close, the company appointed Gerard Abraham as president of Symyx Tools, completing its business unit management team. Furthermore, after quarter close Amgen Inc. completed the acquisition of Ilypsa; Symyx expects to receive approximately $41 million in pre-tax cash proceeds in its third fiscal quarter in exchange for its approximately 10% equity interest in Ilypsa. Symyx may receive up to an additional $4.1 million in July 2008, subject to claims against the holdback provided for in the transaction.

Isy Goldwasser, Symyx chief executive officer, commented, “We are transitioning Symyx to achieve operational excellence in our Tools, Software and Research Services businesses as well as to pursue strategic investment opportunities. We made notable progress with the addition of new business unit leadership, continue to invest in sales and marketing and continue to make operational improvements across the company.”

Symyx Second Quarter Results

Revenue for the second quarter of 2007 was $25.6 million, compared to revenue of $28.4 million in the second quarter of last year; prior quarter results included revenue of $0.4 million related to the sensor business the company spun out in November 2006. Revenue for the recently completed quarter consisted of:

	Three Months Ended June 30, 2007
	Service Revenue	Product Sales	License Fees and Royalties	Total Revenue
Research Collaborations	$9,498	$—	$2,500	$11,998
Symyx Tools	1,053	5,864	7	6,924
Symyx Software	2,903	—	2,389	5,292
Materials and IP Licensing	—	—	1,343	1,343
Total	$13,454	$5,864	$6,239	$25,557

Symyx Third Quarter and Full Year 2007 Outlook

For the third quarter of 2007, Symyx forecasts revenue of $23-$28 million, including approximately $20 million of currently committed revenue it expects to recognize during the quarter. Symyx forecasts third quarter diluted earnings per share of $0.63-$0.69, which assumes an effective income tax rate of approximately 40% and includes a benefit of approximately $0.70 per share, net of income tax, from the sale of Symyx’s interest in

Ilypsa, approximately $0.02 per share for the amortization of acquisition-related intangible assets and approximately $0.03 per share for stock-based compensation expense.

For the full year, Symyx forecasts 2007 diluted earnings per share of $0.66-$0.76 on revenue of $110-$120 million, including approximately $94 million in committed revenue it has recognized or expects to recognize during the year. This outlook assumes an effective income tax rate of approximately 40% in the fourth quarter of 2007 and includes a benefit of approximately $0.70 per share, net of income tax, from the sale of Symyx’s interest in Ilypsa, approximately $0.08 per share for the amortization of acquisition-related intangible assets and approximately $0.13 per share for stock-based compensation expense.

Conference Call

Isy Goldwasser, chief executive officer, and Rex Jackson, acting chief financial officer, will host a webcast today at 5:00 pm ET, 2:00 pm PT, to discuss Symyx’s recent business and financial results and outlook. A question and answer session will follow immediately. A live audio webcast of the event and slide show presentation will accompany management’s discussion and will be available through the investors section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800-311-0799 (domestic and Canada) and 719-457-2695 (international). Interested parties may access a replay which will be available for approximately two weeks on Symyx’s website or by dialing 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 5244398. The webcast and audio are open to all interested parties.

About Symyx

Symyx Technologies is an R&D execution partner to the life sciences, chemicals, energy, consumer products and electronics industries. Symyx provides electronic lab notebook and scientific decision-support software, automated lab systems (workflows) and collaborative research services to improve R&D productivity. Information about Symyx, including reports and other information Symyx has filed with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include, without limitation, statements regarding Symyx’s financial forecasts for the third quarter and full fiscal year 2007 and expected receipts from the Ilypsa transaction. These forward-looking statements involve risks, uncertainties and assumptions, including: (1) failure to execute under existing contracts in order to recognize committed revenue as planned; (2) inaccurate assessment of demand for Symyx’s offerings or failure to close new contracts with customers as forecasted; (3) we may not discover new materials at the pace and of the quality we expect; (4) our dependence on our licensees to commercialize royalty-bearing products successfully and the difficulty of accurately forecasting our royalty receipts; (5) uncertainties associated with patent protection, licensing activities and litigation; (6) the impact of acquisitions, mergers or other changes in our business strategy; (7) general economic conditions, in particular downturns in the chemical, energy, life science or consumer products industries; (8) risks associated with export sales and operations; (9) natural disasters, power failures and other events beyond our control; (10) risks inherent in organization and leadership changes, and (11) and other risks we describe in our filings with the Securities and Exchange Commission (including but not limited to Symyx’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended March 31, 2007). If any of these risks or uncertainties materialize or any of the assumptions prove incorrect, Symyx’s results could differ materially and adversely from Symyx’s expectations in these statements. Symyx assumes no obligation, and does not intend, to update these forward-looking statements except as the law may require.

# # #

For more information:

Rex S. Jackson

Executive Vice President, Acting CFO and General Counsel

Symyx Technologies, Inc.

(408) 773-4000

ir@symyx.com

or

Teresa J. Thuruthiyil

Vice President, Investor and Public Relations

Symyx Technologies, Inc.

(408) 773-4075

ir@symyx.com

(Tables follow)

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue:
Service revenue	$13,454	$14,625	$27,027	$28,402
Product sales	5,864	5,233	10,482	10,396
License fees and royalties	6,239	8,566	13,015	16,692
Total revenue	25,557	28,424	50,524	55,490

Operating expenses:
Cost of products sold	3,247	2,468	4,913	4,550
Research and development	16,247	16,717	33,205	31,504
Sales, general and administrative	9,613	8,885	19,365	16,653
Amortization of intangible assets arising from business combinations	958	1,037	1,918	2,074
Total operating expenses	30,065	29,107	59,401	54,781

Income (loss) from operations	(4,508)	(683)	(8,877)	709
Interest and other income, net	1,786	2,053	3,494	3,760

Income (loss) before income tax provision and equity in loss	(2,722)	1,370	(5,383)	4,469

Income tax benefit (expense)	1,252	(605)	3,155	(2,040)
Equity in loss from investment in Visyx Technologies Inc.	—	—	(214)	—

Net income (loss)	$(1,470)	$765	$(2,442)	$2,429

Basic net income (loss) per share	$(0.04)	$0.02	$(0.07)	$0.07

Shares used in computing basic net income (loss) per share	33,316	33,722	33,192	33,533

Diluted net income (loss) per share	$(0.04)	$0.02	$(0.07)	$0.07

Shares used in computing diluted net income (loss) per share	33,316	34,800	33,192	34,689

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)	(Note 1)

Cash, cash equivalents and available-for-sale securities	$152,652	$149,995

Working capital	148,143	146,180

Property, plant and equipment, net	30,894	31,222

Long-term investment	13,500	13,714

Goodwill and other intangible assets, net	29,586	31,657

Total assets	251,121	260,006

Current liabilities	23,133	30,839

Noncurrent foreign deferred tax liabilities	790	791

Stockholders’ equity	227,198	228,376

Note 1: The selected consolidated balance sheet information at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.